CUSTODY AGREEMENT

         AGREEMENT dated as of , between [NAME OF FUND] (the "Trust"), a Massachusetts business trust, having its principal office and place of business at [ADDRESS], and BOSTON SAFE DEPOSIT AND TRUST COMPANY (the "Custodian"), a Massachusetts trust company with its principal place of business at One Boston Place, Boston, Massachusetts 02108.

                              W I T N E S S E T H:

     That for and in consideration of the mutual promises hereinafter set forth, the Trust and the Custodian agree as follows:

 .    Definitions.

     Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

 .    "Authorized Person" shall be deemed to include the President,  and any Vice
     President, the Secretary, the Treasurer, or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions on behalf of the Trust and listed in the certification annexed hereto as Appendix A or such other certification as may be received by the Custodian from time to time.

 .    "Book-Entry  System"  shall mean the  Federal  Reserve/Treasury  book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

 .    "Certificate"  shall mean any notice,  instruction  or other  instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Trust by any two Authorized Persons or any two officers thereof.

 .    "Declaration  of Trust"  shall mean the  Declaration  of Trust of the Trust dated as the same may be amended from time to time.

 .    "Depository"  shall mean The Depository Trust Company  ("DTC"),  a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor of successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in a Certificate authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

 .    "Money Market  Security"  shall be deemed to include,  without  limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances and
     short-term  corporate   obligations,   where  the  purchase  or  sale,  and
     repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities.

 .    "Oral Instructions" shall mean verbal instructions actually received by the
     Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

 .    "Portfolio"  refers to the [NAMES OF PORTFOLIOS] or any such other separate and distinct portfolio as may from time to time be created and designated by the Trust in accordance with the provisions of the Declaration of Trust.

 .    "Prospectus"  shall mean the Trust's  current  prospectus  and statement of additional information relating to the registration of the Trust's Shares under the Securities Act of 1933, as amended.

 .    "Shares"  refers to the shares of beneficial  interest of each Portfolio of the Trust.

 .    "Security" or  "Securities"  shall be deemed to include bonds,  debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by each Portfolio.

 .    "Transfer  Agent" shall mean the person which performs the transfer  agent, dividend disbursing agent and shareholder servicing agent functions for the Trust.

 .    "Written Instructions" shall mean a written communication actually received by the Custodian from a person  reasonably  believed by the Custodian to be
     an  Authorized   Person  by  any  system   whereby  the  receiver  of  such
     communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

 .    The "1940 Act" refers to the Investment  Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

 .    Appointment of Custodian.

 .    The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and monies at the time owned by or in the possession of the Trust and specifically allocated to a Portfolio during the period of this Agreement.

 .    The  Custodian  hereby  accepts  appointment  as such  custodian  for  each
     Portfolio and agrees to perform the duties thereof as hereinafter set forth.

 .    Compensation.

 .    The Trust will  compensate  the Custodian for its services  rendered  under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein for the existing Portfolios. Such Fee Schedule does not include out-of-pocket disbursements of the Custodian for which the Custodian shall be entitled to bill separately. Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in the Schedule of Out-of-Pocket charges annexed hereto as Schedule B and incorporated herein, which schedule may be modified by the Custodian upon not less than thirty days prior written notice to the Trust.

 .    The parties hereto will agree upon the compensation for acting as custodian for any Portfolio hereafter established and designated, and at the time that the Custodian commences serving as such for said Portfolio, such agreement shall be reflected in a Fee Schedule for that Portfolio, dated and signed by an officer of each party hereto, which shall be attached to Schedule A of this Agreement.

 .    Any  compensation  agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer of each party hereto.

 .    The Custodian will bill the Trust for each Portfolio as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule for each Portfolio. The Trust will promptly pay to the Custodian the amount of such billing.

 .    Custody of Cash and Securities.

 .    Receipt  and  Holding  of  Assets.  The Trust  will  deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement and shall specify the Portfolio to which the Securities and monies are to be specifically allocated. The Custodian will not be responsible for such Securities and monies until actually received by it. The Trust shall instruct the Custodian from time to time in its sole discretion, by means of a Certificate, or, in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or a Certificate, as to the manner in which and in what amounts Securities and monies of a Portfolio are to be deposited on behalf of such Portfolio in the Book-Entry System or the Depository and specifically allocated on the books of the Custodian to such Portfolio; provided, however, that prior to the deposit of Securities of a Portfolio in the Book-Entry System or the Depository, including a deposit in connection with the settlement of a purchase or sale, the Custodian shall have received a Certificate specifically approving such deposits by the Custodian in the Book-Entry System or the Depository. Securities and monies of the Trust deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

 .    Accounts and  Disbursements.  The Custodian  shall establish and maintain a separate account for each Portfolio and shall credit to the separate account of each Portfolio all monies received by it for the account of such Portfolio and shall disburse the same only:

 .    In payment for  Securities  purchased  for such  Portfolio,  as provided in
     Section 5 hereof;

 .    In payment of dividends or distributions with respect to the Shares of such
     Portfolio, as provided in Section 7 hereof;

 .    In payment of original  issue or other taxes with  respect to the Shares of such Portfolio, as provided in Section 8 hereof;

 .    In  payment  for Shares  which have been  redeemed  by such  Portfolio,  as provided in Section 8 hereof;

 .    Pursuant to Certificates,  or with respect to Money Market Securities, Oral
     Instructions or Certificates, setting forth the name of such Portfolio, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

 .    In payment of fees and in  reimbursement of the expenses and liabilities of the Custodian attributable to such Portfolio, as provided in Section 13(h) hereof.

 .    Confirmation  and Statements.  Promptly after the close of business on each day, the Custodian shall furnish the Trust with confirmations and a summary of all transfers to or from the account of each Portfolio during said day. Where securities purchased by a Portfolio are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall be book entry or otherwise identify the quantity of those securities belonging to such Portfolio. At least monthly, the Custodian shall furnish the Trust with a detailed statement of the Securities and monies held for each Portfolio under this Agreement.

 .    Registration of Securities and Physical Separation. All Securities held for a Portfolio which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Portfolio may be registered in the name of that Portfolio, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Trust reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities of each Portfolio. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Portfolio and which may from time to time be registered in the name of a Portfolio. The Custodian shall hold all such Securities specifically allocated to a Portfolio which are not held in the Book-Entry System or the Depository in a separate account for such Portfolio in the name of such Portfolio physically segregated at all times from those of any other person or persons.

 .    Collection  of  Income  and  Other  Matters  Affecting  Securities.  Unless
     otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for a Portfolio in accordance with this Agreement:

 .    Collect all income due or payable;

 .    Present for payment and  collect  the amount  payable  upon all  Securities which may mature or be called, redeemed or retired, or otherwise become payable;

 .    Surrender Securities in temporary form for definitive Securities;

 .    Execute any necessary  declarations  or certificates of ownership under the
     Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

 .    Hold  directly,  or through the Book-Entry  System or the  Depository  with respect to Securities therein deposited, for the account of each Portfolio all rights and similar Securities issued with respect to any securities held by the Custodian hereunder for each Portfolio.

 .    Delivery  of  Securities  and  Evidence  of  Authority.  Upon  receipt of a
     Certificate and not otherwise, except for subparagraphs 5, 6, 7, and 9 which may be effected by Oral or Written Instructions and confirmed by Certificates, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

 .    Execute and deliver or cause to be executed  and  delivered to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Trust as owner of any Securities may be exercise;

 .    Deliver or cause to be  delivered  any  Securities  held for a Portfolio in exchange  for other  Securities  or case issued or paid in  connection  the
     liquidation,   reorganization,   refinancing,   merger,   consolidation  or
     recapitalization of any corporation, or the exercise of any conversion privilege.

 .    Deliver or cause to be delivered any Securities held for a Portfolio to any
     protective   committee,   reorganization   committee  or  other  person  in
     connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for each
     Portfolio  such   certificates  of  deposit,   interim  receipts  or  other
     instruments or documents as may be issued to it to evidence such delivery;

 .    Make  or  cause  to be made  such  transfers  or  exchanges  of the  assets specifically allocated to the separate account of a Portfolio and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust;

 .    Deliver  Securities owned by any Portfolio upon sale of such Securities for the account of such Portfolio pursuant to Section 5;

 .    Deliver  Securities  owned by any Portfolio  upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by such Portfolio;

 .    Deliver  Securities  owned by any  Portfolio  to the issuer  thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian;

 .    Deliver  Securities  owned by any Portfolio for deliver in connection  with any loans of securities made by such Portfolio but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities;

 .    Deliver  Securities  owned by any  Portfolio  for  delivery  as security in connection with any borrowings by such Portfolio requiring a pledge of Portfolio assets, but only against receipt of amounts borrowed;

 .    Deliver Securities owned by any Portfolio upon receipt of instructions from such Portfolio for deliver to the Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the Trust's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

 .    Deliver  Securities  owned by any Portfolio  for any other proper  business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Trustees signed by an Authorized Person and certified by the Secretary of the Trust, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

 .    Endorsement  and  Collection  of  Checks,  Etc..  The  Custodian  is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of a Portfolio.

 .    Purchase and Sale of Investments of the Portfolios.

 .    Promptly after each purchase of Securities for a Portfolio, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to each purchase: (1) the name of the Portfolio to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase; (7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and (9) whether the Securities purchase by or for a Portfolio and upon receipt of such Securities shall pay out of the monies held for the account of such Portfolio the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

 .    Promptly  after each sale of  Securities  of a  Portfolio,  the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, either a Certificate or Oral Instructions, in either case specifying with respect to such sale: (1) the mane of the Portfolio to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Portfolio upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the Book-Entry System or the Depository. The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Trust upon receipt of the total amount payable to such Portfolio upon such sale, provided that the same conforms to the total amount payable to such Portfolio as set forth in such Certificate or such Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

 .    Lending of Securities.

     If any Portfolio is permitted by the terms of the Declaration of Trust and as disclosed in its Prospects to lend Securities specifically allocated to that Portfolio, with 24 hours after each loan of Securities, the Trust shall deliver to the Custodian Written Instructions specifying with respect to each such loan: (a) the Portfolio to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount loaned; (d) the date of loan and deliver; (e) the total amount to be delivered to the Custodian, and specifically allocated to such Portfolio against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified; (f) the name of the broker, dealer or financial institution to which the loan was made; and (g) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

     Promptly after each termination of a loan of Securities specifically allocated to a Portfolio, the Trust shall deliver to the Custodian Written Instructions specifying with respect to each such loan termination and return of Securities: (a) the name of the Portfolio to which such loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned; (c) the number of shares or the principal amount to be returned; (c) the number of shares or the principal amount to be returned; (d) the date of termination; (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions); (f) the name of the broker, dealer or financial institution from which the Securities will be returned; and (g) whether such return is to be effected through the Book-Entry System or the Depository. The Custodian shall receive all Securities returned from the broker, dealer or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the monies specifically allocated to such Portfolio, the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.

 .    Payment of Dividends or Distributions.

 .    The Trust shall  furnish to the  Custodian  the  resolution of the Board of
     Trustees of the Trust certified by the Secretary (i) authorizing the declaration of dividends with respect to a Portfolio on a specified periodic basis and authorizing the Custodian to rely on Oral or Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Portfolio, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

 .    Upon the payment date specified in such resolution,  Oral Instructions,  or
     Written  Instructions,  as the case may be, the Custodian shall pay out the
     monies  specifically   allocated  to  and  held  for  the  account  of  the
     appropriate Portfolio the total amount payable to the Transfer Agent of the Trust.

 .    Sale and Redemption of Shares of the Portfolios.

 .    Whenever  the Trust shall sell any Shares of a  Portfolio,  the Trust shall deliver or cause to be delivered to the Custodian a Certificate duly specifying:

 .    The name of the Portfolio whose Shares were sold;

 .    The number of Shares sold, trade date, and price; and

 .    The amount of money to be  received by the  Custodian  for the sale of such
     Shares and specifically allocated to such Portfolio.

     The Custodian understands and agrees that the Certificate may be furnished subsequent to the purchase of Shares of a Portfolio and that the information contained therein will be derived from the sales of Shares of such Portfolio as reported to the Trust by the Transfer Agent.

 .    Upon receipt of such money from the Transfer  Agent,  the  Custodian  shall credit such money to the separate account of the Portfolio specified in subparagraph (1) of paragraph (a) of this Section 8.

 .    Upon issuance of any Shares of a Portfolio in accordance with the foregoing provisions of this Section 8, the Custodian shall pay, out of the monies specifically allocated and held for the account of such Portfolio, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

 .    Except as  provided  hereafter,  whenever  any  Shares of a  Portfolio  are redeemed, the Trust shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

 .    The name of the Portfolio whose Shares were redeemed;

 .    The number of Shares redeemed; and

 .    The amount to be paid for the Shares redeemed.

     Any such Written Instructions shall be confirmed by a Certificate which the Custodian understands and agrees may be furnished subsequent to the redemption of Shares of a Portfolio. The Custodian further understands that the information contained in such Certificate will be derived from the redemption of Shares as reported to the Trust by the Transfer Agent.

 .    Upon receipt from the Transfer  Agent of advice setting forth the number of
     Shares of a Portfolio received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the monies specifically allocated to and held for the account of the Portfolio specified in subparagraph (1) of paragraph (d) of this Section 8 of the total amount specified in the Certificate issued pursuant to paragraph (d) of this
     Section 8.

 .    Notwithstanding  the above  provisions  regarding the redemption of Shares, whenever such Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Trust, the Custodian, unless otherwise instructed by a Certificate shall, upon receipt of advice from the Trust or its agent stating that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the monies specifically allocated to the Trust in such advice for such purpose.

 .    Indebtedness.

 .    The  Trust  will  cause  to be  delivered  to the  Custodian  by  any  bank
     (excluding the Custodian) from which the Trust borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Trust against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian Written or Oral Instructions stating with respect to each such borrowing: (1) the name of the Portfolio for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date")' (5) the date on which the loan becomes due and payable; (6) the total amount payable to the Trust for the separate account of the Portfolio on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities; (8) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Trust's Prospectus.

 .    Upon receipt of the Certificate  referred to in subparagraph (a) above, the
     Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written or Oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Trust from time to time such Securities specifically allocated to such Portfolio as may be specified in Written or Oral Instructions to collateralized further any transaction described in this
     Section 9. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in Written or Oral Instructions all of the information required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.

 .    Affiliation Between Trust and Custodian.

     It is understood that the Trustees, officers, employees, agents and shareholders of the Trust, and the officers, directors, employees, agents and shareholders of the Trust's investment adviser, are or may be interested in the Custodian as directors, officers, employees, agents, stockholders, or otherwise, and that the directors, officers, employees, agents or stockholders of the Custodian may be interested in the Trust as Trustees, officers, employees, agents, shareholders, or otherwise, of in the Adviser as officers, directors, employees, agents, shareholders or otherwise.

 .    Persons Having Access to Assets of the Portfolios.

 .    No  Trustee,  officer,  employee  or agent of the  Trust,  and no  officer, director, employee or agent of the Adviser, shall have physical access to the assets of the Trust held by the Custodian or be authorized or permitted to withdraw any investments of the Trust, nor shall the Custodian deliver any assets of the Trust to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Trust or the Adviser shall have access to the assets of the Trust.

 .    The individual  employees of the Custodian duly  authorized by the Board of
     Directors of the Custodian to have access to the assets of the Trust are listed in the certification annexed hereto as Appendix C. The Custodian shall advise the Trust of any change in the individuals authorized to have access to the assets of the Trust by written notice to the Trust accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

 .    Nothing in this Section 11 shall prohibit any officer, employee or agent of the Trust, or any officer, director, employee or agent of the Adviser, from giving Oral Instructions or Written Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Trust prohibited by paragraph (a) of this Section 11.

 .    Concerning the Custodian.

 .    Standard of  Conduct.  Except as  otherwise  provided  herein,  neither the
     Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel, at the expense of the Trust, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Trust for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees or agents.

 .    Limit of Duties.  Without  limiting the  generality of the  foregoing,  the
     Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

 .    The validity of the issue of any Securities purchased by any Portfolio, the legality of the purchase thereof, or the propriety of the amount paid therefor;

 .    The  legality  of the  sale  of any  Securities  by any  Portfolio,  or the propriety of the amount for which the same are sold;

 .    The legality of the issue or sale of any Shares,  or the sufficiency of the amount to be received therefor;

 .    The  legality of the  redemption  of any Shares,  or the  propriety  of the amount to be paid therefor;

 .    The  legality  of the  declaration  or  payment  of any  dividend  or other distribution of any Portfolio;

 .    The legality of any  borrowing  for  temporary or emergency  administrative purposes.

 .    No  Liability  Until  Receipt.  The  Custodian  shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Portfolio until the Custodian actually receives and collects such money directly or by the final crediting of the account
     representing  the  Trust's  interest  in  the  Book-Entry   System  or  the
     Depository.

 .    Amounts Due from Transfer Agent.  The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to any Portfolio from the Transfer Agent nor to take any action to effect payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent in accordance with this Agreement.

 .    Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (a) it shall be directed to take such action by a Certificate and (b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

 .    Appointment of Agents and Sub-Custodians.  The Custodian may appoint one or
     more   banking   institutions,   including   but  not  limited  to  banking
     institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and monies at any time owned by any Portfolio, upon terms and conditions specified in a Certificate. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than
     the  United  States  ("Foreign  Sub-Custodian"),   and  shall  oversee  the
     maintenance of any Securities or monies of the Trust by any Foreign Sub-Custodian.

 .    No Duty to Ascertain  Authority.  The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Trust and specifically allocated to a Portfolio are such as may properly be held by the Trust and specifically allocated to such Portfolio under the provisions of the Declaration of Trust and the Prospectus.

 .    Compensation of the Custodians. The Custodian shall be entitled to receive, and the Trust agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Trust. The Custodian may charge against any monies specifically allocated to a Portfolio such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement with respect to such Portfolio. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to a Portfolio the amount of any loss, damage, liability or expense incurred with respect to such Portfolio, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

     The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions outside of Boston, Massachusetts or New York City, New York involving the purchase and sale of Securities of any Portfolio.

 .    Reliance on Certificates and Instructions.  The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by two officers of the Trust. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Trust agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

 .    Inspection  of Books and  Records.  The books and records of the  Custodian shall be open to inspection and audit at reasonable times by officers and auditors employed by the Trust and by employees of the Securities and Exchange Commission.

     The Custodian shall provide the Trust with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System or the Depository and with such reports on its own systems of internal accounting control as the Trust may reasonably request from time to time.

 .    Terms and Transactions.

 .    This  Agreement  shall  become  effective on the date first set forth above
     (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

 .    Either of the parties  hereto may terminate  this Agreement with respect to any Portfolio by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Trust, it shall be accompanied by a certified resolution of the Board of Trustees of the Trust, electing to terminate this Agreement with respect to any Portfolio and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Trustees of the Trust, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Trust fails to designate a successor custodian for any Portfolio, the Trust shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry Systems which cannot be delivered to the Trust) and monies then owned by such Portfolio, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust.

 .    Upon the date set forth in such notice under  paragraph (b) of this Section
     13, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and monies then held by the Custodian and specifically allocated to the Portfolio or Portfolios specified, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled with respect to such Portfolio or Portfolios.

 .    Miscellaneous.

 .    Annexed hereto as Appendix A is a certificate  signed by two of the present officers of the Trust setting forth the names and the signatures of the present Authorized Persons. The Trust agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

 .    Annexed  hereto  as  Appendix  B is a  certification  signed  by two of the present officers of the Trust setting forth the names and the signatures of the present officers of the Trust. The Trust agrees to furnish to the Custodian a new certification in similar form in the event any such present officer ceases to be an officer of the Trust or in the event that other or additional officers are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

 .    Any notice or other  instrument in writing,  authorized or required by this
     Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at One Boston Place, Boston, Massachusetts 02108 or at such other place as the Custodian may from time to time designate in writing.

 .    Any notice or other  instrument in writing,  authorized or required by this
     Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its offices at [TRUST ADDRESS], or at such other place as the Trust may from time to time designate in writing.

 .    This  Agreement  may not be amended or modified  in any manner  except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

 .    This  Agreement  shall  extend to and  shall be  binding  upon the  parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian, or by the Custodian without the written consent of the Trust authorized or approved by a resolution of the Board of Trustees of the Trust, and any attempted assignment without such written consent shall be null and void.

 .    This  Agreement  shall  be  construed  in  accordance  with the laws of the
     Commonwealth of Massachusetts.

 .    It is expressly agreed to that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents, or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

 .    The captions of the  Agreement  are included for  convenience  of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction of effect.

 .    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.


                                    [NAME OF TRUST]


                                     By:___________________


Attest:


___________________

                                     BOSTON SAFE DEPOSIT AND
                                     TRUST COMPANY


                                       By:___________________


Attest:



____________________

                                   APPENDIX A


     We, ________________, President and _________________,  Secretary, of [NAME
OF TRUST], a Massachusetts business trust (the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Trust and the signatures set forth opposite there respective names are their true and correct signatures:


             Name                           Signature

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________
                                                             , President

                                            ____________________________
                                                             , Secretary

                              APPENDIX B - OFFICERS


     I, ___________________, President and I, _____________, Secretary, of [NAME
OF TRUST], a Massachusetts business trust (the "Trust"), do hereby certify that:

             The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust's Declaration of Trust and the signatures set forth opposite their respective names are their true and correct signatures:


     Name                        Position         Signature

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________

                                            ____________________________
                                                             , President

                                            ____________________________
                                                             , Secretary